UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009

ERF Wireless, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-27467	76-0196431
(Commission File Number)	(I.R.S. Employer Identification No.)

2911 South Shore Boulevard, Suite 100, League City, Texas	77573
(Address of Principal Executive Offices)	(Zip Code)

N/A

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:   (281) 538-2101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 4, 2009, ERF Wireless Inc. conducted a Shareholder Conference Call Webcast to provide shareholders and investors  stockholders and other investors with additional details on the most important features of the recent reseller agreement signed with Schlumberger to exclusively resell the ERF Wireless broadband and WiMAX terrestrial communications products and services in the North American oil and gas markets. In addition, the conference call webcast was to provide updates on the company's other oil and gas opportunities, its growing WISP operations and acquisitions that provide high-speed broadband to rural America, and its ongoing banking initiatives.

This Current Report on Form 8-K and the information incorporated herein include “forward-looking statements” within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  All statements other than statements of historical fact are “forward-looking statements” for purposes of these sections, including, without limitation, statements as to the anticipated effects of any exclusive reseller agreement or other contract on our financial operations; any predictions of earnings, revenues, expenses or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions; any statements concerning future operations, financial condition and prospects; and any statements of assumptions underlying the foregoing.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “potential,” “likely,” “continue,” or similar words, or expressions of the negative of these terms.  These forward-looking statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
99.1	Press Release dated March 2, 2009.
99.2	Conference Call Webcast Replay

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc.

By:	/s/ Dr. H. Dean Cubley
Dr. H. Dean Cubley, Chief Executive Officer

DATE:    March 5, 2009